Exhibit 99.1

Frazier Lifesciences Acquisition Corporation Announces Pricing of Upsized $120 Million Initial Public Offering

MENLO PARK, Calif. – December 9, 2020 – Frazier Healthcare Partners’ special purpose acquisition corporation, Frazier Lifesciences Acquisition Corporation, announced the pricing of its initial public offering of 12,000,000 units, at a price to the public of $10.00 per unit, for aggregate gross proceeds of $120,000,000. Each unit consists of one Class A ordinary share and one-third of one redeemable warrant, with each whole warrant entitling the holder thereof to purchase one Class A ordinary share. The units are expected to begin trading on the Nasdaq Capital Market on December 9, 2020 under the symbol “FLACU”. The offering is expected to close on December 11, 2020, subject to customary closing conditions.

Frazier Lifesciences Acquisition Corporation, sponsored by a Cayman Islands affiliate of Frazier Life Sciences X, L.P., is a newly incorporated blank check company, incorporated as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities, which we refer to as our initial business combination. Frazier Lifesciences Acquisition Corporation expects that its focus will be on the biotechnology sector in developed countries including, but not limited to, the United States and countries in Europe.

Frazier Lifesciences Acquisition Corporation‘s management team and board members have extensive experience in clinical medicine, drug development, regulatory strategy, and operational and management leadership within the healthcare and financial industries. The management team is led by James Topper, M.D., Ph.D, Managing General Partner at Frazier Healthcare Partners, who will serve as Chairman of the Board of Directors and Chief Executive Officer; David Topper, Senior Advisor at Frazier Healthcare Partners, who will serve as Chief Financial Officer; Gordon Empey, Partner and General Counsel at Frazier Healthcare Partners, who will serve as Vice President and General Counsel; and Max Nowicki, M.D., Senior Associate at Frazier Healthcare Partners, who will serve as Vice President, Acquisitions. In addition to James Topper and David Topper, the board of directors includes Robert Baltera, Michael Bigham, Carol Gallagher, Pharm.D., and Krishna Polu, M.D.

Credit Suisse Securities (USA) LLC is acting as the sole book-running manager for the offering. Frazier Lifesciences Acquisition Corporation has granted the underwriter a 45-day option to purchase up to an additional 1,800,000 units at the initial offering price to cover over-allotments, if any.

The offering of these securities is being made only by means of a prospectus. Copies of the prospectus relating to this offering, when available, may be obtained from Credit Suisse Securities (USA) LLC, Attn: Prospectus Department, 6933 Louis Stephens Drive, Morrisville, North Carolina 27560, by telephone at (800) 221-1037 or by email at usa.prospectus@credit-suisse.com.

A registration statement relating to the sale of these securities was filed with, and declared effective by, the Securities and Exchange Commission on December 8, 2020. This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to Frazier Lifesciences Acquisition Corporation’s offering and search for an initial business combination. No assurance can be given that the offering will be completed on the terms described, or at all. Forward-looking statements are subject to numerous risks and conditions, many of which are beyond the control of Frazier Lifesciences Acquisition Corporation, including those set forth in the Risk Factors section of Frazier Lifesciences Acquisition Corporation’s registration statement relating to the offering. Frazier Lifesciences Acquisition Corporation undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contacts

Frazier Lifesciences Acquisition Corporation

James Topper
Phone: (650) 325-5156
Email: james@frazierhealthcare.com

David Topper
Phone: (650) 325-5156
Email: david.topper@frazierhealthcare.com